EXHIBIT 4.7

                                                                      [Michigan]


                                     SECOND
                         MORTGAGE MODIFICATION AGREEMENT

         SECOND MORTGAGE  MODIFICATION  AGREEMENT (this  "Agreement")  made this
30th day of June, 2000, among PROMUS HOTELS, INC., a Delaware corporation, having an office at 755 Crossover Lane, Memphis, Tennessee 38117-4900 ("Mortgagee"), and APPLE SUITES, INC., a Virginia corporation ("Fee Owner"), APPLE SUITES MANAGEMENT, INC., a Virginia corporation ("Lessee"; together with Fee Owner, collectively, "Mortgagor"), each of Fee Owner and Lessee having an office at 306 East Main Street, Richmond, Virginia 23219.

                              Preliminary Statement

         Mortgagee is the lawful owner and holder of the obligations secured by the Fee and Leasehold Mortgage dated December 22, 1999, from Mortgagor to Mortgagee, recorded in the Macomb County Records, Michigan in Book ______, Page ______, as amended by the Mortgage Modification Agreement dated May 8, 2000 among Mortgagee, Fee Owner and Lessee which has been or is to be recorded in the Macomb County Records, Michigan (collectively, the "Mortgage"). The Mortgage secures a $4,384,500 note of Fee Owner dated December 22, 1999 and a $11,616,750 note of Fee Owner dated May 8, 2000 (said notes, collectively, the "Original Notes"), which evidence purchase money loans (collectively, the "Loans") in the aggregate amount of $16,001,250 from Mortgagee to Fee Owner.

         Pursuant to the Agreement of Sale (as defined in the Mortgage), Fee Owner is to acquire certain additional premises described therein and in connection therewith, Fee Owner will borrow $11,163,750 from Mortgagee and has executed and delivered to Mortgagee its note, dated the date hereof, obligating it to pay the sum of $11,163,750 (the "New Note"), with interest thereon as therein provided and with final payment being due on April 28, 2001.

         In consideration of such additional loan by Mortgagee to Fee Owner, Mortgagee and Mortgagor have agreed to modify the Mortgage to secure the New Note and thereby increase the amount secured by the Mortgage, all in the manner hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. The Mortgage is modified as follows: The term "Note" shall mean, collectively, the Original Notes and the New Note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, from time to time and the Mortgage shall secure the amount of $27,165,000.

         2. Mortgagor warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Mortgage, as modified hereby, including, without limitation, its obligation for the payment of the Note.

         3. Except as modified in the manner set forth above, the Mortgage shall remain unmodified and in full force and effect.

         4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

Witness:                                   PROMUS HOTELS, INC.,
                                           a Delaware corporation

  /s/  Jennifer A. Meyer
-------------------------------
Name:  Jennifer A. Meyer

                                           By /s/  Mariel C. Albrecht     [L.S.]
                                              ----------------------------
  /s/  Graham Hone                            Name:  Mariel C. Albrecht
-------------------------------               Title: Senior Vice President
Name:  Graham Hone


Witness:                                   APPLE SUITES, INC.,
                                           a Virginia corporation

  /s/  Janet M. Schneider
-------------------------------
Name:

                                           By /s/  Glade M. Knight        [L.S.]
                                              ----------------------------
  Kristian M. Gathright                       Name:  Glade M. Knight
-------------------------------               Title: President and Chairman
Name:


Witness:                                   APPLE SUITES MANAGEMENT, INC.,
                                           a Virginia corporation

  /s/  Janet M. Schneider
-------------------------------
Name:

                                           By /s/  Glade M. Knight        [L.S.]
                                              ----------------------------
  Kristian M. Gathright                       Name:  Glade M. Knight
-------------------------------               Title: President, CEO and Chairman
Name:

STATE OF NEW YORK

COUNTY OF NEW YORK

         THIS INSTRUMENT was acknowledged before me on the 28th day of June, 2000, by Mariel C. Albrecht, Senior Vice President of Promus Hotels, Inc., a Delaware corporation, on behalf of said Promus Hotels, Inc.


                                    /s/ Elizabeth R. Cava
                                    --------------------------------------------
                                    Notary Public, State of New York

                                    Printed Name: Elizabeth R. Cava
                                                  ------------------------------

                                    Commission Expires:
                                                       -------------------------


                                                     ELIZABETH R. CAVA
                                              Notary Public, State of New York
                                                        No. 30-4712233
                                                 Qualified in Nassau County
                                            Certificate Filed in New York County
                                            Commission Expires February 28, 2001

STATE OF VIRGINIA

CITY OF RICHMOND

         THIS INSTRUMENT was acknowledged before me on the 28th day of June, 2000, by Glade M. Knight, President and Chairman of Apple Suites, Inc., a Virginia corporation, on behalf of said Apple Suites, Inc.


                                    /s/ Jacquelyn B. Owens
                                    --------------------------------------------
                                    Notary Public, State of New York

                                    Printed Name: Jacquelyn B. Owens
                                                  ------------------------------

                                    Commission Expires: 6/30/03
                                                       -------------------------

STATE OF VIRGINIA

CITY OF RICHMOND

         THIS INSTRUMENT was acknowledged before me on the 28th day of June, 2000, by Glade M. Knight, ______________________ of Apple Suites Management, Inc., a Virginia corporation, on behalf of said Apple Suites Management, Inc.


                                    /s/ Jacquelyn B. Owens
                                    --------------------------------------------
                                    Notary Public, State of New York

                                    Printed Name: Jacquelyn B. Owens
                                                  ------------------------------

                                    Commission Expires: 6/30/03
                                                       -------------------------